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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 19, 2004

                              KRAMONT REALTY TRUST
               (Exact Name of Registrant as Specified in Charter)


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           Maryland                                        1-15923                             25-6703702
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(State or other jurisdiction of                     (Commission File Number)               (I.R.S. Employer
incorporation or organization)                                                            Identification No.)
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                                 Plymouth Plaza
                            580 West Germantown Pike
                      Plymouth Meeting, Pennsylvania 19462
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          (Address, including zip code, of Principal Executive Offices)
       Registrant's telephone number, including area code: (610) 825-7100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

         Kramont Realty Trust ("Kramont") and its controlled operating partnership subsidiaries, Kramont Operating Partnership, L.P. ("Kramont OP") and Montgomery CV Realty L.P. ("Montgomery OP"), have entered into an Agreement and Plan of Merger, dated as of December 18, 2004 (the "Merger Agreement"), with Centro Watt America REIT III LLC ("CWA III"), CWAR OP Merger Sub, LLC ("Merger Sub") and CWAR OP Merger Sub II, LLC ("Merger Sub II" and together with CWA III and Merger Sub, the "Purchaser Parties"), Centro Properties Limited ("Centro Properties"), CPT Manager Limited, both in its capacity as the responsible entity of Centro Property Trust ("Centro Trust" and together with Centro Properties, the "Parent Parties") and in its own right.

         Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Kramont will be merged with and into CWA III, with CWA III being the surviving entity; Merger Sub will be merged with and into Kramont OP, with Kramont OP being the surviving entity; and Merger Sub II will be merged with and into Montgomery OP, with Montgomery OP being the surviving entity. Under the Merger Agreement, at the effective time of the mergers the following will occur:

         (i) each outstanding share of Kramont's common shares of beneficial interest, par value $0.01 per share ("Common Shares"), other than Common Shares owned by any subsidiary of Kramont or by the Purchaser Parties or any of their respective subsidiaries, shall be converted into the right to receive $23.50, subject to adjustment as described below (the "Common Share Merger Consideration"), in cash, without interest;

         (ii) each outstanding share of Kramont's 9.75% Series B-1 Cumulative Convertible Preferred Shares, par value $0.01 per share ("Series B-1 Preferred Shares"), other than Series B-1 Preferred Shares owned by any subsidiary of Kramont or by the Purchaser Parties or any of their respective subsidiaries, will be converted into the right to receive either (a) subject to the next clause, one share of Series B-1 Preferred Stock of CWA III or (b) if and as permitted by applicable law and Kramont's Amended and Restated Declaration of Trust in effect at the effective time of the merger of Kramont into CWA III, $25.00 (plus all accrued and unpaid distributions (whether or not declared) existing prior to the effective time) in cash, without interest;

         (iii) each outstanding share of Kramont's 8.25% Series E Cumulative Redeemable Preferred Shares, par value $0.01 per share ("Series E Preferred Shares"), other than Series E Preferred Shares owned by any subsidiary of Kramont or by the Purchaser Parties or any of their respective subsidiaries, will be converted into the right to receive $25.00 (plus all accrued and unpaid distributions (whether or not declared) existing prior to the effective time) in cash, without interest;

         (iv) each outstanding option to acquire Common Shares, whether or not then exercisable or vested, shall be cancelled and converted into the right to receive an amount in


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cash, without interest, equal to the product of (a) the excess, if any, of the
Common Share Merger Consideration per share over the exercise or purchase price per share of such option, and (b) the number of Common Shares subject thereto;

         (v) each outstanding limited partnership unit of Kramont OP ("Kramont OP Unit"), other than limited partnership units owned by Kramont or any Kramont subsidiary or by the Purchaser Parties or any of their respective subsidiaries, shall be converted into the right to receive $23.50, subject to adjustment as described below, in cash, without interest; and

         (vi) each outstanding limited partnership unit of Montgomery OP ("Montgomery OP Unit") other than units owned by Kramont or any Kramont subsidiary or by the Purchaser Parties or any of their respective subsidiaries, shall be converted into the right to receive $23.50, subject to adjustment as described below, in cash, without interest.

         Holders of Series B-1 Preferred Shares currently are entitled to convert such shares into Common Shares in accordance with the terms and procedures set forth in Kramont's Amended and Restated Declaration of Trust, as supplemented.

         On December 7, 2004, Kramont declared a regular quarterly cash distribution of $0.325 per Common Share and per Kramont OP Unit and $0.29 per Montgomery OP Unit, payable January 21, 2005 on the Common Shares and January 20 on the Kramont OP Units and Montgomery OP Units, to shareholders and unitholders of record on January 3, 2005 (the "2004 Fourth Quarter Distributions"). In the event Kramont, Kramont OP or Montgomery OP declares and pays any distribution other than the 2004 Fourth Quarter Distributions on the Common Shares, the Kramont OP Units or the Montgomery OP Units, the consideration per share or per unit, as the case may be, to be received by the holders of such securities at the effective time of the mergers will be reduced by the per share or per unit amount of such additional distributions on the respective securities.

         The Merger Agreement further provides that all trustees and directors (and comparable managers, officers and other personnel requested by CWA III) of Kramont and each Kramont subsidiary will resign effective upon the consummation of the mergers. Louis P. Meshon, Sr., the President, Chief Executive Officer and a trustee of Kramont, is expected to leave his current position following the completion of the mergers. Following the mergers, Kramont will cease to be a reporting company under the Securities Exchange Act of 1934, as amended, and its Common Shares, Series B-1 Preferred Shares and Series E Preferred Shares will cease to be traded on the New York Stock Exchange. The mergers are subject to approval by the holders of Kramont's Common Shares and Series B-1 Preferred Shares voting together as a single class, the receipt of regulatory approvals and other customary closing conditions.

         The Merger Agreement provides that the Parent Parties, upon the terms and subject to the conditions set forth therein, jointly and severally, unconditionally and irrevocably guarantee prior to the effective time of the mergers, to each of the Company Parties and, on or after the effective time of the mergers, to the former holders of Common Shares, Series B-1 Preferred Shares, Series E Preferred Shares, Kramont OP Units, Montgomery OP Units and Company Options and each current and former trustee, director, officer, general partner, managing


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member, manager or fiduciary of Kramont or any Kramont subsidiary, in their capacities as such, the due and punctual payment in full of each obligation of the Purchaser Parties under the Merger Agreement, as it may be from time to time amended, supplemented or modified in accordance with its respective terms, and the transactions contemplated thereby. The guarantee constitutes a continuing guarantee of payment and not collection.

         The Merger Agreement also provides that, upon the terms and subject to the conditions described therein, if reasonably requested by CWA III, the parties to the Merger Agreement may agree to modify the structure of the transactions contemplated thereby if, among other things, the modifications do not adversely effect the economic rights or expected tax treatment of Kramont's shareholders or the holders of Kramont OP Units or Montgomery OP Units provided for in the Merger Agreement, would not be reasonably expected to cause a delay in the closing of the mergers and do not adversely effect the terms or enforceability of the guaranty and the indemnification rights of current and former trustees, directors, officers, general partners, managing members, managers or fiduciaries of Kramont or any of its subsidiaries.

Amendments to Employment Agreements and Employment Agreements

         At a meeting held June 10, 2004, the Board of Trustees of Kramont initiated the process that, with the assistance of the Compensation Committee, resulted in amendments, effective July 1, 2004, to the employment agreements of Kramont's four executive officers (Louis P. Meshon, Sr., George S. Demuth, Carl
E. Kraus and Etta M. Strehle) and six other officers to, among other things, increase their base salaries, extend their employment terms and provide for payments to any of the executive officers and the six other officers if, following a "Change of Control" (as defined in the amendments) of Kramont, the executive (i) is terminated by Kramont or its successor without "Cause" (as defined in the amendments), (ii) Kramont or its successor fails to renew the executive's employment agreement without cause or (iii) the executive terminates employment with Kramont or its successor for "Good Reason" (as defined in the amendments) with in one year after the Change of Control. In such event, (A) the executive would be paid a lump sum equal to the sum of (1) the product of one or two, as specified in the executive's amendment (the "Multiple"), times the sum of the executive's annual base salary plus, in the case of Messrs. Meshon, Demuth and Kraus, the executive's average annual bonus paid during the three years prior to the Change of Control plus (2) all accrued and unpaid bonus and other awards and unreimbursed expenses, and (B) all unvested stock options and other awards held by the executive shall become fully vested. Kramont also authorized employment agreements, effective various dates, with three other officers providing for similar treatment following a Change of Control. At a meeting held December 18, 2004, the Board of Trustees authorized changes to the previously approved amendment to Mr. Meshon's employment agreement to add to the definition of Good Reason the occurrence of any Change of Control and to increase the Multiple applicable to him from two to three. Notwithstanding the increase in the Multiple from two to three, the amendment to Mr. Meshon's employment agreement provides that in no event shall any payment be made to Mr. Meshon to the extent that such payment would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1984, as amended. Each executive has no obligation to mitigate these severance obligations and no amounts the executive earns following termination of employment with Kramont will reduce the amounts Kramont is obligated to pay the executive.


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         The amendments to the employment agreements and the employment agreements were entered into by the respective parties between December 18 and 20, 2004. The foregoing description of the amendments to the employment agreements of the executive officers is qualified in its entirety by reference to the amendments which are filed as exhibits to this Form 8-K and are incorporated by reference herein.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

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         EXHIBIT NO.                    DESCRIPTION
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         99.1                           Second Amendment to Employment Agreement
                                        by and among Kramont, Kramont OP and
                                        Louis P Meshon, Sr., dated December 18, 2004.

         99.2 Third Amendment to Employment Agreement by and among Kramont, Kramont OP and George Demuth, dated December 20, 2004.

         99.3 First Amendment to Employment Agreement by and among Kramont, Kramont OP and Etta M. Strehle, dated July 1, 2001.

         99.4 Fourth Amendment to Employment Agreement by and among Kramont, Kramont OP and Etta M. Strehle dated December 20, 2004.

         99.5 First Amendment to Employment Agreement by and among Kramont, Kramont OP and Carl E. Kraus, dated July 1, 2002.

         99.6 Third Amendment to Employment Agreement by and among Kramont, Kramont OP and Carl E. Kraus dated December 20, 2004.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     KRAMONT REALTY TRUST


Date: December 23, 2004                              By: /s/ Carl E. Kraus
                                                         _______________________
                                                         Carl E. Kraus
                                                         Chief Financial Officer


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